Exhibit 1

DIRECTORS:

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                                                                  PRINCIPAL OCCUPATION
NAME                      BUSINESS ADDRESS                        OR EMPLOYMENT           CITIZENSHIP
----                      ----------------                        --------------------    -----------

Hans W. Becherer          c/o 101 Columbia Road                   Former Chairman and     USA
                          Morristown, NJ  07962                   Chief Executive
                                                                  Officer of Deere &
                                                                  Company

Gordon M. Bethune         1600 Smith Street, HQS EO               Chairman of the Board,  USA
                          Houston, TX  77002                      Chief Executive
                                                                  Officer of
                                                                  Continental Airlines,
                                                                  Inc.

Marshall N. Carter        79 JFK Street                           Senior Fellow at the    USA
                          Cambridge, MA  02138                    Center for Business
                                                                  and Government, John
                                                                  F. Kennedy School of
                                                                  Government, Harvard
                                                                  University

Jaime Chico Pardo         Parque Via, # 190 - Piso 10             Vice Chairman and       Mexico
                          Col. Cuauhtemoc, 06599 Mexico, D.F.     Chief Executive
                                                                  Officer of Telefonos
                                                                  de Mexico, S.A. de
                                                                  C.V.

David M. Cote             101 Columbia Road                       Chairman of the         USA
                          Morristown, NJ  07962                   Board, President and
                                                                  Chief Executive
                                                                  Officer

Clive R. Hollick          Ludgate House                           Chief Executive         United Kingdom
                          245 Blackfriars Road                    Officer of United
                          London SE19UY                           News & Media plc

James J. Howard           c/o 101 Columbia Road                   Chairman Emeritus of    USA
                          Morristown, NJ  07962                   Xcel Energy Inc.

Bruce Karatz              10990 Wilshire Blvd.                    Chairman of the Board   USA
                          Los Angeles, CA  90024                  and Chief Executive
                                                                  Officer of KB Home

Robert P. Luciano         c/o 101 Columbia Road                   Chairman Emeritus of    USA
                          Morristown, NJ  07962                   Schering-Plough
                                                                  Corporation

Russell E. Palmer         3600 Market Street, Suite 530           Chairman and Chief      USA
                          Philadelphia, PA  19104                 Executive Officer of
                                                                  The Palmer Group

Ivan G. Seidenberg        1095 Avenue of the Americas             President and Chief     USA
                          New York, NY  10036                     Executive Officer of
                                                                  Verizon
                                                                  Communications Inc.

John R. Stafford          Five Giralda Farm                       Consultant, Retired     USA
                          Madison, NJ  07940                      Chairman of the Board
                                                                  of Wyeth (formerly
                                                                  known as American
                                                                  Home Products
                                                                  Corporation)

Michael W. Wright         4900 IDS Tower                          Retired Chairman,       USA
                          Minneapolis, MN  55442                  President and Chief
                                                                  Executive Officer of
                                                                  Supervalue Inc.

EXECUTIVE OFFICERS:
                                                                  PRINCIPAL OCCUPATION
NAME                      BUSINESS ADDRESS                        OR EMPLOYMENT           CITIZENSHIP
----                      ----------------                        --------------------    -----------

David M. Cote             101 Columbia Road                       Chairman of the         USA
                          Morristown, NJ  07962                   Board, President and
                                                                  Chief Executive
                                                                  Officer

Dr. Nance K. Dicciani     101 Columbia Road                       President and Chief     USA
                          Morristown, NJ  07962                   Executive Officer -
                                                                  Specialty Materials

Robert J. Gillette        23365 Hawthorne Blvd.                   President and Chief     USA
                          Torrance, CA  90505                     Executive Officer -
                                                                  Transportation and
                                                                  Power Systems

J. Kevin Gilligan         MN10-2500                               President and Chief     USA
                          1985 Douglas Drive North                Executive Officer -
                          Golden Valley, MN  55422                Automation and
                                                                  Control Systems

Robert D. Johnson         1944 E. Sky Harbor Circle               President and Chief     USA
                          Phoenix, AZ  85038                      Executive Officer
                                                                  -Aerospace

Larry E. Kittelberger     101 Columbia Road                       Sr. Vice President -    USA
                          Morristown, NJ  07962                   Administration and
                                                                  Chief Information
                                                                  Officer

Peter M. Kreindler        101 Columbia Road                       Sr. Vice President      USA
                          Morristown, NJ  07962                   and General Counsel

David J. Anderson         101 Columbia Road                       Sr. Vice President      USA
                          Morristown, NJ  07962                   and Chief Financial
                                                                  Officer

Thomas W. Weidenkopf      101 Columbia Road                       Sr. Vice President -    USA
                          Morristown, NJ  07962                   Human Resources and
                                                                  Communication

John J. Tus               101 Columbia Road                       Vice President,         USA
                          Morristown, NJ  07962                   Controller and
                                                                  Treasurer
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